NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler
Director, Global Corporate Communications
lkohler@willislease.com
415.328.4798

Willis Lease Finance Corporation Appoints Z. Clifton Dameron as General Counsel

COCONUT CREEK, FL, May 16, 2025 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), the leading lessor of commercial aircraft engines and global provider of aviation services, is pleased to announce the internal appointment of Z. Clifton (“Clif”) Dameron to the role of Senior Vice President, General Counsel and Corporate Secretary, effective immediately. Clif will report directly to Chief Executive Officer, Austin C. Willis, and will be responsible for overseeing all legal matters for WLFC.

Clif succeeds Dean M. Poulakidas, who has stepped down from the role to pursue other opportunities.

“We are grateful to Dean for the many years he selflessly dedicated to WLFC,” said Austin C. Willis. “Under his thoughtful guidance and counsel, we achieved many milestones that have been instrumental in building the brand we have today.”

“I am very thankful for my almost 14 years at Willis Lease, working on many industry-leading transactions with fantastic people, said Dean M. Poulakidas.”

Clif joined WLFC in 2024 as a Senior Vice President, bringing an extensive background in aviation and general corporate law. Since then, he has worked to strengthen and streamline the Company’s legal functions. Prior to joining WLFC, Clif served as Chief Legal Officer at Carlyle Aviation Partners (formerly Apollo Aviation Group) and held roles at Sciens Capital Management LLC, Bingham McCutchen LLP and Morgan, Lewis & Bockius LLP.

“I look forward to building upon the great work Dean has done during his tenure and working more closely with our talented team,” said Clif Dameron. “I am proud to represent WLFC as a leader in aviation leasing and innovation and believe there is great market opportunity ahead.”

Willis Lease Finance Corporation

Willis Lease Finance Corporation (“WLFC”) leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services through Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services. Willis Sustainable Fuels intends to develop, build and operate projects to help decarbonize aviation.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and the COVID-19 pandemic; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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